UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Leadership Changes

On February 18, 2021, Verisk Analytics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Mark Anquillare, the Company’s Executive Vice President and Chief Operating Officer, and Lee Shavel, the Company’s Executive Vice President and Chief Financial Officer, to serve as Group Presidents, effective immediately. Mr. Anquillare’s new role will add oversight of the Company’s Enterprise Risk Management function to his current responsibilities of leading the Company’s insurance and government-facing businesses as well as customer experience. Mr. Shavel’s new role will add oversight responsibility for the operations of the Company’s energy, specialized markets and financial services segments. Neither of Mr. Anquillare’s nor Mr. Shavel’s compensation arrangements have changed in connection with these appointments.

Mr. Anquillare, age 55, has served as the Company’s Chief Operating Officer since June 2016 and as Executive Vice President since March 2011. From 2007 to June 2016, Mr. Anquillare served as the Company’s Chief Financial Officer. Mr. Anquillare joined the Company as Director of Financial Systems in 1992 and since joining the Company, Mr. Anquillare has held various management positions, including Assistant Vice President, Vice President and Controller, and Senior Vice President and Controller. Prior to 1992, Mr. Anquillare was employed by the Prudential Insurance Company of America. Mr. Anquillare is a Fellow of the Life Management Institute.

Mr. Shavel, age 53, has served as the Company’s Executive Vice President and Chief Financial Officer since November 2017. Mr. Shavel served as Chief Financial Officer and Executive Vice President, Corporate Strategy of Nasdaq, Inc. from May 2011 to March 2016. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group. Since June 2020, Mr. Shavel has served on the Board of Directors of FactSet Research Systems Inc. (NYSE: FDS), a publicly-traded company, and from 2016 to March 2019, Mr. Shavel served as a board director and chair of the Audit Committee of Investment Technology Group, Inc., a publicly-traded broker-dealer.

Messrs. Anquillare and Shavel do not have any family relationships with any of the Company’s directors or executive officers or any people nominated or chosen by the Company to become a director or executive officer. They are also not a party to any transactions described by Item 404(a) of Regulation S-K.

Also on February 18, 2021, the Company announced the appointment of Kathy Card Beckles as Executive Vice President, General Counsel and Corporate Secretary of the Company, effective April 5, 2021, as described in the press release annexed as Exhibit 99.1. In connection with the appointment, effective April 5, 2021, Kenneth E. Thompson, the Company’s current Executive Vice President, General Counsel, and Corporate Secretary, will transition to Executive Counsel to the Company until May 1, 2023.

A copy of the press release announcing these changes to the executive leadership team is annexed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release, dated February 18, 2021, announcing leadership changes

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: February 19, 2021	By:	/s/ Kenneth E. Thompson
	Name:	Kenneth E. Thompson
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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